EXHIBIT 99.3

EXECUTION VERSION

CONSOLIDATED PROMISSORY NOTE

$38,407,968.88 PLUS CAPITALIZED INTEREST	November 21, 2018

Revolution Lighting Technologies, Inc., a Delaware corporation (“Maker”), hereby promises to pay each of (i) ROBERT V. LAPENTA, SR., an individual with a business address at 177 Broad Street, 12th Floor, Stamford, Connecticut 06901 (“RVL”), his heirs, successors and assigns, and (ii) Aston Capital, LLC, a Delaware limited liability company (“Aston Capital” and together with RVL, each a “Lender” and collectively, the “Lenders”), its successors and assigns, in lawful money of the United States of America, the sum of thirty eight million four hundred seven thousand nine hundred sixty-eight dollars and eighty-eight cents ($38,407,968.88) as set forth on the Schedule attached hereto, or, if less, the aggregate unpaid principal amount of this Consolidated Promissory Note (this “Note”), to such Lender, all in accordance with this Note and the amounts set forth on the Schedule attached hereto, in each case, together with Capitalized Interest (as defined below) and accrued and unpaid interest thereon, at the rate or rates set forth below on July 20, 2020 (the “Maturity Date”).

This Note evidences term loans and advances that the Lenders have made to the Maker from time to time as set forth on the Schedule attached hereto. Maker and the Lenders hereby acknowledge and agree that all unpaid loans and advances made by Lenders and their affiliates to Maker and its subsidiaries on and prior to the date hereof are recorded in full on the Schedule attached hereto.

The unpaid principal amount of this Note shall bear interest from and after the date of this Note at a rate per annum which is at all times equal to the greater of (i) the One Month LIBOR Rate (hereinafter defined) then in effect plus three hundred seventy five (375) basis points (3.75%) or (ii) the current applicable interest rate under, and in accordance with the terms in, that certain Loan and Security Agreement by and between Maker, Bank of America, N.A. and others dated as of August 20, 2014, as the same has been and may in the future be amended, restated, supplemented or otherwise modified (the “BOA Loan Agreement”), including without limitation any default rate applicable thereunder as and when permitted to be imposed by Bank of America, N.A. (for the avoidance of doubt, if the BOA Termination (as defined below) has occurred, then this rate is determined to be zero), plus one hundred (100) basis points (1.00%) (the “Bank-Related Rate”). Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. For purposes of this Note, the “One Month LIBOR Rate” in effect at any time shall mean the rate of interest published in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period on the date hereof and on the first Business Day of each calendar month thereafter (provided that, if the Wall Street Journal does not publish on such date, then the next preceding date on which the Wall Street Journal has published). If the “One Month LIBOR Rate” shall (or is expected to) be illegal or unavailable for more than a 90 day period, then the Lenders shall so notify the Maker and the interest rate hereunder shall bear interest at a rate per annum equal to the greater of (x) the Prime Rate then in effect, as published in the Wall Street Journal, plus two hundred seventy five (275) basis points (2.75%) and (y) the Bank-Related Rate.

If the BOA Loan Agreement has been terminated and all of the Obligations (as defined therein) (collectively, the “BOA Obligations”) have been satisfied in full in accordance with the terms thereof (the “BOA Termination”), then, upon the occurrence and during the continuance of an Event of Default (as defined below) under this Note, the unpaid principal of, and all accrued and unpaid interest on this Note shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing by the Lenders, at a rate per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Note plus two hundred (200) basis point (2%).

Commencing on December 1, 2018, interest hereunder will be due and payable on the first Business Day of each calendar month following the month in which such interest accrued. All or any portion of the interest that accrues and is payable hereunder may be paid in cash to the extent permitted pursuant to that certain Subordination and Intercreditor Agreement, dated as of November 21, 2018, made by the Lenders each in their capacity as a subordinated creditor for the benefit of Bank of America, N.A. (the “Intercreditor Agreement”), or, in the absence of an Event of Default and only to the extent any interest is not permitted to be paid in cash under the Intercreditor Agreement, be paid in kind and capitalized by adding to the outstanding principal amount of this Note (the “Capitalized Interest”), and shall constitute principal for all purposes under this Note and shall bear interest at the rates set forth above, beginning on the date such additional principal amount is added to the principal amount hereof. On the date hereof, the outstanding unpaid and accrued interest on the loans and advances made available prior to the date hereof (collectively, the “Existing Loans”) pursuant to the Existing Notes (as hereinafter defined) and other agreements and understandings is payable by Maker without set-off, counterclaim, deduction, offset or defense to the applicable Lenders is equal to the sum of fifty seven thousand eight hundred nineteen dollars and twenty six cents ($57,819.26), which shall be due and payable on December 1, 2018.

In no event will the rate of interest hereunder exceed the maximum rate allowed by law. If any interest hereunder is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

The aggregate principal amount of this Note plus all accrued and unpaid interest thereon shall be payable in full on the Maturity Date. All payments on this Note shall be applied, unless all Lenders otherwise unanimously agree, to each Lender the inverse order of the date such Lender made an amount of this Note available to the Maker, on a ratable basis to each Lender in accordance with their applicable share of such amount (to the extent made on the same date), until each such amount is paid in full.

This Note may be prepaid in whole or in part at any time, together with all accrued and unpaid interest thereon, without premium or penalty, but all such payments shall be made in accordance with the immediately preceding paragraph.

In the event that there is an (a)(i) Event of Default under, and as defined in, the BOA Loan Agreement and (ii) the BOA Obligations have been declared immediately due and payable as a result thereof or (b) Maker (i) shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Note, (ii) assigns this Note or Maker’s obligations hereunder without the prior written consent of all Lenders or (iii) shall have breached any representation or warranty set forth herein, then any Lender may declare all obligations (including without limitation, outstanding principal and accrued and unpaid interest thereon) under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In the event that (i) Maker shall (A) generally not, or shall become unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (B) make an assignment for the benefit of creditors; (C) apply for or consent to the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for it or a substantial part of its assets; (D) voluntarily commence any proceeding or file any petition seeking relief under any federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect; (E) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii) below; (F) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or (G) take any action for the purpose of effecting any of the foregoing or (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of Maker, or of a substantial part of the property or assets of Maker, under any federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect, (y) the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for Maker or a substantial part of any Maker’s assets, or (z) the winding up or liquidation of Maker; and any such proceeding or petition contemplated under this clause (ii) shall continue undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, then, upon the occurrence of any event contemplated in clause (i) or (ii) above, without any further action or notice on the part of the Lenders, all outstanding amounts under this Note shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Maker. All of the events described in this paragraph are collectively “Events of Default” and individually an “Event of Default.”

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note. The Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

This Note shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York, without regard to principles of conflict of laws.

This Note may only be amended, modified or terminated by an agreement in writing signed by the parties hereto. This Note shall be binding upon the permitted successors and assigns of the Maker and inure to the benefit of each Lender and its successors, endorsees and assigns. This Note shall not be transferred without the express written consent of all Lenders, provided that if all Lenders consent to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

Maker and the Lenders hereby acknowledge and agree that this Note shall (x) amend, restate, modify, extend, renew and continue the terms and provisions contained in the loans and advances made available prior to the date hereof in respect of the Existing Loans, and shall not extinguish or release the Maker from any liability under such arrangement or that certain Amended and

Restated Promissory Note, dated as of August 3, 2018 (the “August Note”) in favor of Aston Capital, that certain Promissory Note, dated as of November 12, 2018 (the “November 12 Note”) in favor of RVL, or that certain Promissory Note dated as of November 15, 2018 (the “November 15 Note” and together with the August Note and the November 12 Note, collectively, the “Existing Notes”) in favor of RVL, or otherwise constitute a novation of the obligations thereunder, but consolidates all such loans into one instrument, and (y) the Existing Loans are outstanding and payable by Maker without set-off, counterclaim, deduction, offset or defense. Maker acknowledges receipt of the Existing Notes, marked cancelled, as of the date of this Note.

This Note is secured by any and all collateral of the Maker and its subsidiaries pursuant to the terms set forth in a Security Agreement, dated as of November 21, 2018, by and among Maker, each subsidiary of Maker party thereto, and Aston Capital, as collateral agent for the lenders referred to therein and the Lenders and shall be entitled to the benefits thereof (the “Security Agreement”). Each Lender (by acceptance of the benefits of this Note and the Security Agreement) shall appoint Aston Capital as collateral agent pursuant to the terms to be set forth therefor in the Security Agreement.

THIS NOTE IS SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT BY ROBERT V. LAPENTA AND ASTON CAPITAL, LLC IN FAVOR OF BANK OF AMERICA, N.A., DATED NOVEMBER 21, 2018.

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IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Maker as of the date first written above.

REVOLUTION LIGHTING TECHNOLOGIES, INC. (“MAKER”)

By:	/s/ James DePalma
Name:	James DePalma
Title:	Chief Financial Officer

Address: 177 Broad Street 12th Floor Stamford, CT 06901

ASTON CAPITAL, LLC (“LENDER”)

By:	/s/ Robert V. LaPenta
Name:	Robert V. LaPenta, Aston Capital
Title:	Chairman, CEO and Founder

ROBERT V. LAPENTA (“LENDER”)

/s/ Robert V. LaPenta

SCHEDULE TO

CONSOLIDATED PROMISSORY NOTE

Date	Amount of Loan or Advance	Lender(s)	Aggregate Unpaid Principal Amount of Loans and Advances	Notation Made by	Pursuant to
March 2017	$1,000,000.00	Aston Capital	$1,000,000.00	Aston Capital	Advance
August 3, 2018	$14,532,968.88	Aston Capital	$15,532,968.88	Aston Capital	August Note
September 4, 2018	$375,000.00	Aston Capital	$15,907,968.88	Aston Capital	Short term advance
October 12, 2018	$2,000,000.00	RVL	$17,907,968.88	RVL	November 12 Note
October 25, 2018	$2,500,000.00	RVL	$20,407,968.88	RVL	November 12 Note
October 31, 2018	$5,000,000.00	RVL	$25,407,968.88	RVL	November 12 Note
November 15, 2018	$1,000,000.00	RVL	$26,407,968.88	RVL	November 15 Note
November 21, 2018	$12,000,000.00	RVL	$38,407,968.88	RVL	Amount loaned to Maker on the date hereof to reduce the amount outstanding under the BOA Loan Agreement